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                                                                   EXHIBIT 23(C)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 8, 1997, except for Note 7 as to which the date is October 28, 1997, with respect to the financial statements of United Rentals, Inc. in the Registration Statement (Form S-1 No. 333-XXXXX) and the related Prospectus of United Rentals, Inc. for the registration of XXXXXX shares of its common stock filed with the Securities and Exchange Commission on October 30, 1997.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
October 30, 1997